EXHIBIT 10.1


                              PRODUCTION AGREEMENT


         This agreement is made on this 27th day of December 2007 by and between Futura Pictures, Inc., a Delaware corporation ("Producer"), with address at 17337 Ventura Blvd., Encino, CA 91316, on the one hand, and the Hathaway Group a privately held company, ("Customer"), with address at 177 East 79th St., New York, N.Y. 10021, on the other hand, with regard to the following:

                                    RECITALS

         1. Whereas the Customer desires to finance the production of a one hour documentary program for television and home video distribution tentatively entitled, "HISTORY IGNORED" (the "Project");

         2. Whereas Producer possesses the skill, expertise and experience required to supervise the necessary tasks and hire the required production personnel to complete the Project in accordance with standard television and home video specifications, and whereas the Producer has offered its services to produce the Project;

         3. Whereas the Customer desires to engage the Producer to produce the Project;

         4. Customer and Producer now mutually desire for Customer to engage Producer to produce the Project, on the terms and conditions set forth herein

             Now therefore, in exchange of the mutual consideration, covenants, conditions and promises herein, the parties agree as follows:

         1. The Producer shall, in exchange for the payment(s) to be made in accordance with the schedule set forth in Schedule "A", write, shoot, produce, edit, title and in all respects complete the Project no later than December 31, 2008. The Project shall run sixty minutes in length, and be delivered in accordance with the specifications and materials set forth on Schedule "B".

            The Producer shall carry out the entire production work and shall arrange for all materials required to be used in connection therewith and in accordance with this Agreement. Schedules "A" and "B" are incorporated herein by this reference.

         2. The Producer shall submit a script for the Project to Customer for review and approval no later than March 31, 2008. Within five business days following submission of the script by Producer, the Customer may, by written notice, offer suggestions for changes, if any, in the script, which Producer shall consider in good faith, but shall not be obligated to accept.

         3. Until the delivery to Customer of the materials as set forth in Schedule "B", Producer shall hold the materials, at its risk, and shall take all reasonably necessary measures to preserve and protect said materials, and shall deliver them in good condition to Customer upon completion of the Project. Delivery of the required materials shall be made by Producer to Customer at 177 East 79th St., New York, N.Y. 10021.


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         4.  Producer  shall not assign or transfer  this  Agreement or any part hereof (but not including Producer's rights to receive payments) to any person or entity without the written consent of the Customer, which consent shall not be unreasonably withheld.

         5. Should Producer fail to comply substantially with the production schedule for the Project, should a petition is filed against Producer seeking reorganization, arrangement or similar relief (which is not dismissed within thirty (30) days from the date of filing thereof), or Producer petitions for or consents to any relief under any bankruptcy, reorganization, receivership arrangement or any other insolvency statute, or makes an assignment for the benefit of its creditors, or if a receiver, liquidator, trustee, custodian or conservator is appointed for all or a substantial part of Producer assets, or in the event of the insolvency of Producer, then, in any such event, within five business days of Customer's knowledge or receipt of such notice, Customer may terminate this Agreement by written notice to Producer which written notice shall indicate the reasons for the noticed termination. Upon receipt of such notice Producer shall deliver all materials relating to the Project to Customer. Notwithstanding the above, Producer shall be entitled to retain and receive all moneys due to Producer as of the termination date set forth on Schedule "A", through the date of termination.

         6. Upon delivery of the completed Project and all related materials to the Customer, but expressly subject to Customer's full payment of all sums due to Producer as set forth on Schedule "A", the Project shall become the absolute property of the Customer and Customer shall own any and all rights in and to the Project, including without limitation, copyrights, distribution rights and other proprietary rights including rights in the masters, copies, scenes, settings, sound, dialogue and music and rights of adaptation and translation etc. together with other rights whatsoever in respect thereof. Provided however, that Producer makes no representations or warranties regarding the existence or validity of any such rights.

         7. The Producer shall use its best efforts to ensure that the Project does not infringe upon the copyrights and property rights held by any other party, and in the event of any litigation brought by a third party with regard the Project or the material used therein, Producer shall assist the Customer in defending such litigation, and, if it is judicially determined that such infringement constituted an intentional infringement of copyright affecting the Customer, Producer shall reimburse and/or make good all sums of money that the Customer may be finally ordered to pay by a court of law.

         8. Should Customer fail to make payments to Producer when and as due as specified in this Agreement, and such failure (which shall be deemed a "default" hereunder) continues for five consecutive days, or Customer commits any other default or breach of this Agreement which continues for ten consecutive days following written notice thereof from Producer, or should a petition be filed against Customer seeking reorganization, arrangement or s imilar relief (which is not dismissed within thirty (30) days from the date of filing thereof), or Customer petitions for or consents to any relief under any bankruptcy, reorganization, receivership arrangement or any other insolvency statute, or makes an assignment for the benefit of its creditors, or if a receiver, liquidator, trustee, custodian or conservator is appointed for all or a substantial part of Customer's assets, or in the event of the insolvency of Customer, then, in any such event, in addition to all other rights and remedies

Producer may have, Producer may, at its sole option and election, terminate this Agreement and, in addition, shall have the right to retain for itself the Project and all materials thereof as Producer's sole property.

         9. Producer's obligations hereunder shall be subject to force majeure. Producer shall not be considered in default in the performance of its obligations herein if such performance is prevented or delayed because of war, civil commotion, fire or flood to the extent so to stop the production, strike, or any act of God or of any other cause whatsoever of similar nature beyond control of the Producer. Should Producer be so prevented from carrying out its contractual obligations, or if force majeure conditions last continuously for period of more than six months, the parties shall consult each other regarding further implementation of the Agreement.

         10. The parties shall attempt, through good faith negotiations, to resolve their disputes. The term "disputes" includes, without limitation, any disagreements between the parties concerning the existence, formation and interpretation of disputes, any controversy or claim between or among the parties relating to this Agreement and any claim based on or arising from an alleged breach or default of this Agreement. Either party may commence arbitration by sending a written notice of arbitration to the other party. The arbitration shall be held in Los Angeles, California, by the American Arbitration Association, pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect. The parties shall not have discovery rights, except as may be ordered by the arbitrator. The arbitrator shall be an attorney or judge knowledgeable in the matters relating to such dispute. Such arbitration shall be binding and conclusive upon the parties and judgment may be entered upon such decision in accordance with applicable law in any court having jurisdiction thereof. Notwithstanding anything contained herein, the parties reserve the right to seek a judicial temporary restraining order, preliminary injunction or other similar short term equitable relief prior to the appointment of the arbitrator. The Arbitral Tribunal will have the right to make a final determination of the parties rights, including whether to make permanent, modify or dissolve any such judicial order.

         11. Any and all notices, statements, payments or other papers which either of the parties shall be required or shall desire to give to or serve upon the other shall be in writing and sent to the other party at the address as indicated above.

         12. The foregoing (together with the Recitals set forth above and the Schedules attached hereto are incorporated herein as if set forth as if set forth in full at this point.) Together they set forth the entire agreement between the parties hereto and may not be changed except in writing signed by both parties. This Agreement shall be binding on the parties, their successors and assigns. This agreement shall be deemed to have been made under the laws of the State of California, and shall be interpreted in accordance with such laws.

         IN WITNESS WHEREOF, the parties, each of whom represents that it is authorized to enter into this Agreement, have duly executed this agreement as of the date above set forth.



HATHAWAY GROUP ("CUSTOMER")


By: /s/ Steven Katten
    ---------------------------------
    Its


FUTURA PICTURES, INC. ("PRODUCER")


By: /s/ Buddy Young
    ---------------------------------
    Buddy Young
    Its Chief Executive Officer


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                                  SCHEDULE "A"

Payment  Schedule  for  One  Hour  Documentary  Tentatively  Entitled,  "History
Ignored"

         $25,000 upon signing of this agreement

         $25,000 upon delivery of detailed treatment outline, due on or before March 31, 2008

         $50,000 upon delivery of rough cut of documentary, due on or before September 30, 2008

         $50,000 upon delivery in accordance with Schedule "B" due on or before December 31, 2008.

                  SCHEDULE "B" TECHNICAL DELIVERY REQUIREMENTS

TAPE FORMAT
         NTSC Digital Beta, BetaSP.

MULTIPLE REELS
         Transition from reel to reel should not contain overlap. Reels should follow with a next Frame transition from reel one. Subsequent reels must be slated/labeled, first video on all reels should start at 01:00:00:00. Transitions should occur at black, a natural break, or a shot change held for +/- a frame.

ASPECT RATIO
         Material originally produced with a picture aspect ratio other than 4:3 may be accepted with prior notification. For Analog presentations, Widescreen productions should be formatted for a 4:3 presentation in letterbox form (not widescreen, anamorphic). Except for special effect purposes, the letterbox color shall be black, and the pedestal set at
         7.5 IRE. Horizontal and vertical letterbox/curtaining cannot be used simultaneously.

PACKAGING
         o 60 seconds of NTSC color bars, with 1 kHz tone for stereo programs (400 Hz tone for mono programs), operating level of 0 VU.
         o Starting with the test signal, Time Code must be SMPTE drop frame, and must begin with time code greater than 00:00:00:00 (preferred 01:00:00:00). The time code must increment without interruption until 30 seconds after the final program segment.
         o 20 seconds visual slate containing: (APT Technical Operations may be responsible for adding slates - see program deal memo)
                  o        Program match on screen title and press material)
                  o        Program Length (HH:MM:SS)
                  o        Indication of Stereo Audio; Closed Captioned, SAP
                  o        Track utilization for all audio tracks
                  o Countdown clock (supered over slate). The countdown clock starts ten seconds before the program.
         o There shall be 1.8 seconds of silent black between the countdown clock and the beginning of the program (silent black shall be taken at 0.2 seconds after the number 2 appears.)
         o        Underwriting credit (all credits MUST be pre-approved by APT)
         o Appropriate TV Ratings Icon (to be added by Hathaway Technical Operations)
         PROGRAM MATERIAL -- Content
         o :05 maximum Producer/Supplier credit (logo permitted) - placement at the bottom of the program only
         o        30 seconds of silent black (minimum)

CLOSED CAPTIONING
         o The captioning data stream shall be located on line 21, field 1 in the vertical interval. The level of the datastream pulses shall be 50 IRE with a tolerance of (+/-) 5%. In no case should the data stream extend below the baseline. Captions during breaks in Pledge Event programs must be at the upper third position (to avoid covering station inserted contact information).

AUDIO
         o Reference operating level for all digital formats is defined by SMPTE PR155. Reference operating level for analog formats shall be 100 nanowebers per meter (except BetaSP which shall be 85 nanowebers per meter) at the reference frequency which produces a playback level of 0 VU.
         o        The reference frequency shall be 400 Hz for monaural.
         o The amplitude/frequency response for analog submissions shall be a (+/-) 1.5.0 dB from 50 Hz to 15 kHz, and for digital submissions, (+/-) 1.0 dB from 20 Hz to 20 kHz; with a reference frequency of 1 kHz for both analog and digital.
         o Distortion = 1.0% for analog and = 0.05% for digital submissions at Operating Level at 1 kHz

AUDIO TRACK ASSIGNMENT
         o        Mono Audio
                    Track 1:      Mono mix or full mix Stereo
                    Track 2:      Mono mix or full mix Stereo
                    Track 3:      Duplicate Mono audio, primary SAP or M&E
                    Track 4:      Secondary SAP
         o        Stereo or Multi-Channel Audio
                    Track 1:      Left Channel Stereo Audio (primary language
                                  for multi-lingual programs)
                    Track 2:      Right Channel Stereo Audio
                    Track 3:      Mono mix of Tracks 1 and 2, primary SAP
                    Track 4:      Secondary SAP

VIDEO
         o The recorder shall be set up to conform to a standard alignment tape.
         o Composite video level shall be 1.0 volt peak-to-peak, sync tip level to reference white (140 IRE units)
         o The video/synchronizing ratio shall be 0.714 volts blanking to reference white video (100 IRE units) to 0.286 volt sync level to blanking (-40 IRE units). Reference black level shall be
                  7.5 IRE units.
         o        Reference  color  bars  shall be a true  indicator  of  video, setup, chroma and phase at the analog composite output.
         o        Peak  chrominance  shall  not  exceed  120 IRE  units,  with a preference of 110 IRE units.
         o The luminance level in black areas of the program must fall as low as 0%, but not below 0%. Objectionable black clipping must not be evident. Black setup is not allowed in any digital submissions.
         o The luminance level in white areas of the program must reach as high as 100%, but not above 100%. Objectionable white clipping must not be evident.
Derived NTSC peak chrominance plus luminance gamut must not exceed 120 IRE. Derived RGB values must remain within the legal gamut.

LABELING
         o        The tape container labels shall indicate the following:
                  o Program Title (must EXACTLY match on screen title and press material given to Hathaway)
                  o        Program Length
                  o        Stereo (if applicable)
                  o        Closed Captioned (if applicable)

DELIVERY
         o        Master to be delivered per contract requirements.

                  DELIVER ALL MATERIAL TO:
                  ------------------------
                  Attn:  Distribution Services
                  The Hathaway Group
                  177 East 79th Street
                  New York, NY 10021